UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                -----------------


                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 21, 2005 (October 17, 2005)


                                   REFCO INC.
            --------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


             Delaware                     001-32604               20-2537426
-------------------------------------------------------------------------------
 (State or Other Jurisdiction   (Commission File Number)   (I.R.S. Employer
       of Incorporation)                                   Identification No.)


               One World Financial Center
               200 Liberty Street, Tower A
               New York, New York                             10281
 ------------------------------------------------------------------------------
            (Address of Principal Executive Offices)       (Zip Code)


       (Registrant's Telephone Number, Including Area Code) (212) 693-7000
                                                            ----------------


                                 Not Applicable
    ------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03   Bankruptcy or Receivership.
---------------------------------------

As disclosed, on October 17, 2005, Refco Inc. (the "Company ") and certain of its subsidiaries (collectively, the "Debtors") filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code (the "Code") in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") (Case No. 05-60006) (the "Chapter 11 Case"). The Chapter 11 Case has been assigned to the honorable Judge Drain and is being jointly administered under the caption "In re Refco Inc., et al., Case No. 05-60006 (RDD)." The Debtors will operate their business as "debtors-in-possession" under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Code and orders of the Court.

In addition to the Company, the Debtors include Bersec International LLC, Kroeck & Associates, LLC, Marshall Metals, LLC, New Refco Group Ltd., LLC, Refco Administration, LLC, Refco Capital LLC, Refco Capital Holdings, LLC, Refco Capital Management, LLC, Refco Capital Markets, Ltd., Refco Capital Trading LLC, Refco Finance Inc., Refco Financial, LLC, Refco Fixed Assets Management, LLC, Refco F/X Associates, LLC, Refco Global Capital Management LLC, Refco Global Finance Limited, Refco Global Futures, LLC, Refco Global Holdings, LLC, Refco Group Ltd., LLC, Refco Information Services, LLC, Refco Mortgage Securities, LLC, Refco Regulated Companies, LLC and Summit Management, LLC.

None of Refco's regulated subsidiaries, including the futures brokerage business conducted through Refco LLC and certain of its affiliates, and the registered broker dealer Refco Securities LLC, have filed for bankruptcy protection.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
----------------------------------------------------------------------------

The filing of the Chapter 11 Case described in Item 1.03 above constituted an event of default under (i) the Credit Agreement, dated as of August 5, 2004, as amended, among Refco Group Ltd., LLC, as borrower ("Refco Group"), New Refco Group Ltd., LLC, Bank of America, N.A., as administrative agent, Banc of America Securities LLC, Deutsche Bank Securities Inc., Credit Suisse First Boston and the lenders party thereto (the "Credit Agreement") and (ii) the Indenture, dated as of August 5, 2004, as amended, among Refco Group and Refco Finance Inc., as issuers, and Wells Fargo Bank, National Association, as trustee, with respect to the issuance of 9% senior subordinated notes due 2012 (the "Indenture," and together with the Credit Agreement, the "Debt Documents"). As a result of the events of default, all debt outstanding under the Debt Documents became automatically and immediately due and payable. As of February 28, 2005, the amount of outstanding debt under the Credit Agreement and the Indenture was $646,000,000 and $600,000,000, respectively. The Company believes that any efforts to enforce the payment obligations under the Credit Agreement and the Indenture, respectively, are stayed as a result of the bankruptcy filing, but not as to the guarantors that have not filed a Chapter 11 Case.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
------------------------------------------------------------------------------

On October 18, 2005, the Company received notice from the New York Stock Exchange (the "NYSE") that the NYSE will move to delist the Company's Common Stock (RFX). The determination to suspend trading was reached in view of the Company's October 17, 2005 announcement that the Company and certain of its subsidiaries filed for protection under Chapter 11 of the Code. The NYSE may make an appraisal of, and determine on an individual basis, the suitability for continued listing of an issuer in light of all the pertinent facts whenever it deems such action appropriate. The NYSE may delist a company's security if it believes that the Company has engaged in conduct not in keeping with sound public policy and that continued dealings in or listing of the security on the NYSE are not advisable. At this time, the Company does not intend to take any action to appeal the NYSE's decision and therefore, it is expected that the securities will be delisted after completion by the NYSE of its application to the SEC.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            REFCO INC.

Date:  October 21, 2005
                                            By: /s/ Dennis A. Klejna
                                              --------------------------------
                                              Dennis A. Klejna
                                              Executive Vice President,
                                              General Counsel and Secretary